Exhibit 10.6

TRANSITION SERVICES AGREEMENT

between

TRW INC.

and

TRW AUTOMOTIVE INC.

Dated as of ______, 2002

i

ii

TRANSITION SERVICES AGREEMENT

         THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), is dated as of [ ], 2002, and is by and between TRW Inc., an Ohio corporation (“TRW”) and TRW Automotive Inc., a Delaware Corporation (“Spinco”).

         WHEREAS, pursuant to the Master Distribution Agreement, dated as of      , 2002 (the “Distribution Agreement”), between TRW and Spinco, on or prior to the Distribution Declaration Date, TRW will have contributed and transferred to Spinco, and Spinco will have received and assumed, directly or indirectly, substantially all of the assets and liabilities currently associated with the Spinco business (the “Spinco Business”) and the stock or similar interests currently held by TRW in Subsidiaries and other entities that conduct the Spinco Business (the transactions described in this recital are referred to collectively as the “Restructuring” and are currently contemplated to be effected in accordance with Article II and Exhibit A of the Distribution Agreement) and, following such Restructuring, TRW will distribute, subject to the terms and conditions of the Distribution Agreement, to TRW’s shareholders all the shares of the Spinco Common Stock held by TRW (the “Distribution”);

         WHEREAS, prior to the Distribution Date, the Spinco Business received various support services from TRW and its Subsidiaries, and TRW’s businesses, other than the Spinco Business (such businesses, the “TRW Business”), received various support services from Spinco and its Subsidiaries;

         WHEREAS, the parties have agreed to enter into this Agreement in order for TRW to assist Spinco, and for Spinco to assist TRW, each for a period from and after the Distribution Date, by providing to Spinco and TRW, respectively, certain services and support not otherwise specified in the Distribution Agreement or any Ancillary Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

         Section 1.1 Definitions. Capitalized terms not defined in this Article I shall have the meanings ascribed to such terms in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings:

         “Agreement” shall have the meaning ascribed to such term in the preamble hereto.

         “Contact Persons” shall mean the persons set forth opposite each Service on Schedule A and Schedule B, or such persons’ successors or substitutes, who have been designated by TRW and Spinco to handle all matters relating to such Service.

         “CPR” shall have the meaning ascribed to such term in Section 7.7.

         “Dispute” shall have the meaning ascribed to such term in Section 7.7.

         “Distribution” shall have the meaning ascribed to such term in the preamble hereto.

         “Distribution Agreement” shall have the meaning ascribed to such term in the preamble hereto.

         “Receiving Party” shall mean TRW or Spinco, as the case may be, when such party is receiving Services pursuant to the terms and conditions of this Agreement.

         “Restructuring” shall have the meaning ascribed to such term in the preamble hereto.

         “Services” shall mean the TRW Services or the Spinco Services, as the case may be.

         “Service Charge” shall have the meaning ascribed to such term in Section 4.1.

         “Service Description” shall mean the description of each individual Service respectively provided in Schedule A and Schedule B.

         “Spinco Business” shall have the meaning ascribed to such term in the preamble hereto.

         “Spinco Services” shall mean each of the services described in Schedule B to be provided by or on behalf of TRW to Spinco pursuant to the terms and conditions of this Agreement.

         “Standard Of Care” shall have the meaning ascribed to such term in Section 2.2.

         “Supplying Party” shall mean TRW or Spinco, as the case may be, when such party is supplying Services pursuant to the terms and conditions of this Agreement.

         “Term” shall have the meaning ascribed to such term in Section 3.1.

         “TRW Business” shall have the meaning ascribed to such term in the preamble hereto.

         “TRW Services” shall mean each of the services described in Schedule A to be provided by or on behalf of Spinco to TRW pursuant to the terms and conditions of this Agreement.

ARTICLE II

SERVICES

         Section 2.1 Services.

                  (a) In addition to any obligation TRW has to perform services for Spinco pursuant to the Distribution Agreement or any Ancillary Agreement (other than this Agreement) and subject to the terms of this Agreement, TRW shall provide, or shall cause a Subsidiary of TRW to provide, to Spinco or a Subsidiary of Spinco the Spinco Services during the Term in a manner and at a level of service consistent in all material respects with the services provided to the Spinco Business as it existed prior to the Distribution Date.

                  (b) In addition to any obligation Spinco has to perform services for TRW pursuant to the Distribution Agreement or any Ancillary Agreement (other than this Agreement) and subject to the terms of this Agreement, Spinco shall provide, or shall cause a Subsidiary of Spinco to provide, to TRW or a Subsidiary of TRW the TRW Services during the Term in a manner and at a level of service consistent in all material respects with the services provided to the TRW Business as it existed prior to the Distribution Date.

                  (c) For each Service, the parties shall set forth on Schedule A and Schedule B, among other things, the time period during which the Service will be provided (if different from the term of this Agreement determined pursuant to Article III), a summary of the Service to be provided, a description of the Service, and the charge, if any, for the Service and any other terms applicable thereto.

         Section 2.2 Standard of Care. TRW shall provide the Spinco Services, and Spinco shall provide the TRW Services, each exercising the same degree of care as it exercises in performing the same or similar services for itself and its Affiliates (collectively, the “Standard Of Care”).

         Section 2.3 Modification of Services.

                  (a) Schedule A identifies the Spinco Services to be provided by TRW and, subject to the mutual agreement of the parties hereto acting reasonably, it may be amended from time to time, to add any additional Spinco Services or to modify or delete Spinco Services. During the Term, service upgrades and improvements which TRW provides to its own internal organizations shall be made available to Spinco to the extent that the parties mutually agree upon the price for any such upgrade or improvement.

                  (b) Schedule B identifies the TRW Services to be provided by Spinco and, subject to the mutual agreement of the parties hereto acting reasonably, it may be amended from time to time, to add any additional TRW Services or to modify or delete TRW Services. During the Term, service upgrades and improvements which Spinco provides to its own internal organizations shall be made available to TRW to the extent that the parties mutually agree upon the price for any such upgrade or improvement.

         Section 2.4 Independence. Unless otherwise agreed in writing, all employees and representatives of the Supplying Party shall be deemed for purposes of all compensation and employee benefits matters to be employees or representatives of the Supplying Party and not employees or representatives of the Receiving Party. In performing the Services, such employees and representatives shall be under the direction, control and supervision of the Supplying Party (and not the Receiving Party) and the Supplying Party shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

         Section 2.5 Non-Exclusivity. Nothing in this Agreement shall preclude a Receiving Party from obtaining, in whole or in part, services of any nature that may be obtainable from the Supplying Party, from its own employees or from providers other than the Supplying Party.

         Section 2.6 Cooperation. The Receiving Party shall, in a timely manner, take all such actions as may be reasonably necessary or desirable in order to enable or assist the Supplying Party in the Supplying Party’s provision of Services, including providing necessary information and specific written authorizations and consents, and the Supplying Party shall be relieved of its obligations hereunder to the extent that the Receiving Party’s failure to take any such action renders performance by the Supplying Party of such obligations unlawful or impracticable.

         Section 2.7 Limitation On Services. The Supplying Party shall not be required to expand its facilities, incur new long-term capital expenses or employ additional personnel in order to provide the Services to the Receiving Party. Furthermore, the Supplying Party shall not be obligated to provide Services hereunder that are greater in nature and scope than the comparable services provided by the Supplying Party to the Receiving Party prior to the Distribution Date, or that are greater in nature or scope than comparable services provided by the Supplying Party during the Term to its own internal organizations, except as may be specifically provided on Schedule A or Schedule B, as applicable.

         Section 2.8 Personnel. In providing the Services, the Supplying Party as it deems necessary or appropriate in its sole discretion may (a) use the personnel of the Supplying Party or its Affiliates, and (b) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other businesses of the Supplying Party or are reasonably necessary for the efficient performance of any of such Services. The Supplying Party will only employ the services of third parties who have entered into non-disclosure agreements which obligate such third parties to maintain the confidentiality of the Receiving Party's confidential information and which prohibit the third party from using such confidential information for any purpose other than providing the Services. The Receiving Party may retain at its own expense its own consultants and other professional advisers.

         Section 2.9 Right To Determine Priority. If there is an unavoidable conflict between the immediate needs of the Supplying Party and those of the Receiving Party as to the use of or access to a particular Service to be provided by the Supplying Party, the Supplying Party shall have the right, in its sole discretion, to establish reasonable priorities, at particular times and under particular circumstances, as between the Supplying Party and the Receiving Party. In any such situation, the Supplying Party shall provide notice to the Receiving Party of the establishment of such priorities at the earliest practicable time.

ARTICLE III

TERM AND TERMINATION

         Section 3.1 Term.

                  (a) This Agreement shall become effective on the Distribution Date and shall remain in force for a period of one year (the “Term”), unless terminated earlier pursuant to Section 3.2 below.

                  (b) Spinco shall not have any obligation to continue to use any of the Spinco Services and may delete any Spinco Service from Schedule A that TRW is providing to Spinco by giving TRW sixty (60) days notice thereof. In the event any Spinco Service is terminated by Spinco, Schedule A shall be amended to reflect such terminated Spinco Services. Spinco will reimburse TRW for any third party cancellation charges and other third party costs incurred as a result of the termination, provided that TRW reasonably entered into such obligation in order to provide Services to Spinco in accordance with this Agreement.

                  (c) TRW shall not have any obligation to continue to use any of the TRW Services and may delete any TRW Service from Schedule B that Spinco is providing to TRW by giving Spinco sixty (60) days notice thereof. In the event any TRW Service is terminated by TRW, Schedule B shall be amended to reflect such terminated TRW Services. TRW will reimburse Spinco for any third party cancellation charges and other third party costs incurred as a result of the termination, provided that Spinco reasonably entered into such obligation in order to provide Services to TRW in accordance with this Agreement.

         Section 3.2 Termination.

                  (a) Termination of Spinco Services Without Cause. The obligation of TRW to provide or cause to be provided each Spinco Service to be provided hereunder shall terminate on the earliest to occur of:

(i) the expiration of the Term;

(ii) the expiration of the term (including any available renewal term) during which such Spinco Service is to be provided as specified in Schedule A, each such term to commence on the Distribution Date;

(iii) the date sixty (60) days following written notice from TRW that TRW is discontinuing permanently the provision of such Spinco Service to its own internal organizations;

(iv) the date sixty (60) days (or such longer period as is specified in Schedule A) after TRW receives written notice that Spinco no longer desires that such Spinco Service be provided; or

(v) the date of termination pursuant to Section 3.2(c).

                  (b) Termination of TRW Services Without Cause. The obligation of Spinco to provide or cause to be provided each TRW Service to be provided hereunder shall terminate on the earliest to occur of:

(i) the expiration of the Term;

(ii) the expiration of the term (including any available renewal term) during which such TRW Service is to be provided as specified in Schedule B, each such term to commence on the Distribution Date;

(iii) the date sixty (60) days following written notice from Spinco that Spinco is discontinuing permanently the provision of such TRW Service to its own internal organizations;

(iv) the date sixty (60) days (or such longer period as is specified in Schedule B) after Spinco receives written notice that TRW no longer desires that such TRW Service be provided; or

(v) the date of termination pursuant to Section 3.2(c).

                  (c) Termination For Cause. Subject to Section 5.1, if either party shall fail to adequately perform in any material respect any of its material obligations under this Agreement (other than a payment default) (the “Defaulting Party”), the other party entitled to the benefit of such performance (the “Non-Defaulting Party”) may give thirty (30) days’ written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement, either in its entirety or partially as set forth in Section 3.2(d), if such failure or default is not cured within thirty (30) days of such written notice. If any failure or default so specified is not cured within such 30-day period, the Non-Defaulting Party may elect to immediately terminate this Agreement in whole or in part with respect to the Defaulting Party; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting Party may not

terminate this Agreement pending the resolution of such dispute in accordance with Section 7.7. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

                  (d) Partial Termination. Under circumstances specified in Section 3.2(c) entitling the Non-Defaulting Party to terminate this Agreement in its entirety, the Non-Defaulting Party shall have the following options to partially terminate this Agreement upon the same notice provisions as specified in Section 3.2(c):

(i) if the default relates to the payment for a Service, the Supplying Party may terminate this Agreement as to the provision of that Service or all Services to Receiving Party, but continue this Agreement in all other respects; or

(ii) if the default relates to the provision of a Service, the Receiving Party may terminate this Agreement as to the provision of that Service or all Services by the Supplying Party, but continue this Agreement in all other respects.

         Section 3.3 Effect Of Termination.

                  (a) Each Receiving Party specifically agrees and acknowledges that all obligations of the Supplying Party to provide each Service for which the Supplying Party is responsible hereunder shall immediately cease upon the termination of this Agreement. Upon the cessation of the Supplying Party’s obligation to provide any Service, the Receiving Party shall immediately cease using, directly or indirectly, such Service (including any and all software of the Supplying Party or third party software provided through the Supplying Party, telecommunications services or equipment, or computer systems or equipment).

                  (b) Upon termination of a Service with respect to which the Supplying Party holds books, records or files, including current or archived copies of computer files, owned by the Receiving Party and used by the Supplying Party in connection with the provision of a Service to the Receiving Party, the Supplying Party will return all of such books, records or files as soon as reasonably practicable; provided, however, that the Supplying Party may make a copy, at its expense, of such books, records or files for archival purposes only.

                  (c) Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this Agreement: (a) the obligations of each party under Section 3.3(b), Section 7.17 and Article VI, and (b) the Supplying Party’s right to receive the Service Charges for the Services provided by it hereunder pursuant to Section 4.1 incurred prior to the effective date of termination.

ARTICLE IV

COMPENSATION

         Section 4.1 Service Charge. As consideration for the provision of the Services, the Receiving Party shall, for each Service performed, pay the Supplying Party the applicable fee for such Service set forth in Schedule A or Schedule B, as appropriate, plus any additional charges as described below (such fee and any additional charges being collectively referred to in this Agreement as the “Service Charge”) for such Service. The fee for each Service provided by the Supplying Party shall be either (a) a base fee, as specified in Schedule A or Schedule B, as appropriate, or (b) if not otherwise specified on Schedule A or Schedule B, as appropriate, the Supplying Party’s fully loaded cost for such Service. Unless otherwise stated in Schedule A or Schedule B, as appropriate, such allocations shall be made on a basis consistent with the allocation methodology used by the Supplying Party immediately prior to the Distribution Date, which shall include a fair and reasonable allocation for the Supplying Party’s employee benefit costs relating to employees, and for the Supplying Party’s facilities and other overhead. In addition to the Service Charge for such Services, the Supplying Party shall also be entitled to reimbursement from the Receiving Party upon receipt of reasonable supporting documentation for all reasonable and necessary out-of-pocket expenses incurred in connection with the Supplying Party’s provision of the Services which are not included as part of the normal allocated cost. The Receiving Party may, but is not obligated to set a monthly or total cap for such out-of-pocket expenses, in which case the Supplying Party shall not exceed such cap without the Receiving Party's prior approval. In the event the Service is terminated, the Service Charge will be prorated for the number of days of Service received in the calendar month (based on a thirty day month) in which the Service is terminated.

         Section 4.2 Invoicing And Payments.

                  (a) Invoices. After the end of each month, the Supplying Party, together with its Affiliates and/or Subsidiaries providing Services will submit one invoice to the Receiving Party for all Services provided to the Receiving Party and the Receiving Party’s Subsidiaries by the Supplying Party during such month. Such monthly invoices shall be issued when the Supplying Party issues its invoices in the ordinary course of its business. Each invoice shall include a summary list of the previously agreed upon Services for which there are fixed dollar fees, together with documentation supporting each of the invoiced amounts that are not covered by the fixed fee agreements. The total amount set forth on such summary list and such supporting detail shall equal the invoice total, and shall be provided under separate cover apart from the invoice. All invoices shall be sent to the attention of the Receiving Party at the address set forth in Section 7.1 or to such other address as the Receiving Party shall have specified by notice in writing to the Supplying Party.

                  (b) Payment. Payment of all invoices in respect of Service shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within thirty (30) days of the date of receipt of the invoice. Invoices unpaid as of such date shall accrue interest at a rate equal to the daily average one month LIBOR plus one percent (1%). All payments shall be made to the account designated by the Supplying Party to the Receiving Party. If any payment is not paid when due, the Supplying Party shall have the right, without any liability to the Receiving Party, or anyone claiming by or through the Receiving Party, upon thirty (30) days’ notice, to cease providing any or all of the Services provided by the Supplying Party to the Receiving Party, which right may be exercised by the Supplying Party in its sole and absolute discretion.

         Section 4.3 Taxes. To the extent not included directly in the price the Supplying Party charges for Services, the Receiving Party shall pay to the Supplying Party the amount of any taxes or charges set forth in clauses (a) through (c) below which are imposed now or in the future by any Governmental Entity, including any increase in any such tax or charge imposed on the Supplying Party after the Distribution Date and during the Term of this Agreement:

                  (a) Any applicable sales, use, gross receipts, value added or similar tax that is imposed as a result of, or measured by, any Service rendered hereunder unless covered by an exemption certificate;

                  (b) Any applicable real or personal property taxes, including any special assessments, and any impositions imposed on the Supplying Party in lieu of or in substitution for such taxes on any property used in connection with any Service rendered hereunder; and

                  (c) Any other governmental taxes, duties and/or charges of any kind, excluding any income or franchise taxes imposed on the Supplying Party, which the Supplying Party is required to pay with respect to any Service rendered hereunder.

         Section 4.4 Disputed Amounts. In the event the Receiving Party disputes the accuracy of any invoice, the Receiving Party shall pay the undisputed portion of such invoice and the parties hereto shall promptly meet and seek to resolve the disputed amount of the invoice. If the Receiving Party fails to pay any undisputed amount owed under this Agreement, the Receiving Party shall correct such failure promptly following notice of the failure, and shall pay the Supplying Party interest on the amount paid late at an interest rate equal to the daily average one month LIBOR plus one percent (1%).

ARTICLE V

FORCE MAJEURE

         Section 5.1 Event of Force Majeure. The Supplying Party shall not be liable to the Receiving Party for any interruption of Service or delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control or as the result of strikes, lock-outs or other labor difficulties; acts of any government, riot, insurrection or other hostilities; embargo, war, terrorism, fuel or energy shortage, network failures, fire, flood, acts of God, wrecks or transportation delays; or inability to obtain equipment, supplies or utilities from usual sources. In such event, the obligations hereunder of the Supplying Party in providing any Service, and the obligation of the Receiving Party to pay for any such Service, shall be postponed for such time as its performance is suspended or delayed on account thereof. Upon learning of the occurrence of such event of force majeure, the Supplying Party shall promptly notify the Receiving Party, either orally or in writing.

         Section 5.2 Reasonable Efforts. In the event of any failure, interruption or delay in performance of the Services, whether excused or unexcused, the Supplying Party shall use its reasonable efforts to restore the Services as soon as may be reasonably possible in accordance with its existing contingency plans for such services.

ARTICLE VI

LIABILITIES

         Section 6.1 Consequential and Other Damages. TRW and its Affiliates, and the officers, directors, employees, shareholders, partners, representatives, consultants and agents of TRW and its Affiliates (the “TRW Parties”) shall not be liable to Spinco or its Affiliates, or to any officer, director, employee, shareholder, partner, representative, consultant or agent of Spinco or its Affiliates (the “Spinco Parties”), whether in contract, tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Spinco Service. The Spinco Parties shall not be liable to the TRW Parties, whether in contract, tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any TRW Service.

         Section 6.2 Limitation of Liability.

                  (a) TRW shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including settlements, judgments, court costs, and regardless of whether legal proceedings are instituted, reasonable attorneys’ fees), fines or penalties (“Losses”), arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide Spinco Services for which it is responsible hereunder to Spinco, except if due to willful misconduct or bad faith. In the absence of willful misconduct or bad faith, in the event TRW commits an error with respect to or incorrectly performs or fails to perform any Spinco Service, at Spinco’s request, TRW shall use commercially reasonable efforts and good faith to correct such error, re-perform or perform such Spinco Service at no additional cost to Spinco; provided, that TRW shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Spinco Service in question.

                  (b) Spinco shall not be liable for any Losses arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide TRW Services for which it is responsible hereunder to TRW, except if due to willful misconduct or bad faith. In the absence of willful misconduct or bad faith, in the event Spinco commits an error with respect to or incorrectly performs or fails to perform any TRW Service, at TRW’s request, Spinco shall use commercially reasonable efforts and good faith to correct such error, re-perform or perform such TRW Service at no additional cost to TRW; provided, that Spinco shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the TRW Service in question.

         Section 6.3 Indemnification. Spinco shall indemnify and hold harmless the TRW Parties from and against any Losses that any of the TRW Parties may sustain or incur by reason of any actual or threatened claim, demand, suit or recovery by any person or entity arising or allegedly arising in connection with this Agreement, unless such Loss arose out of the willful misconduct, gross negligence or bad faith of TRW. TRW shall indemnify and hold harmless the Spinco Parties from and against any Losses that any of the Spinco Parties may sustain or incur by reason of any actual or threatened claim, demand, suit or recovery by any person or entity arising or allegedly arising in connection with this Agreement, unless such Loss arose out of the willful misconduct, gross negligence or bad faith of Spinco.

ARTICLE VII

MISCELLANEOUS

         Section 7.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next Business Day:

                  (a) if to Spinco, to:

                  [             ]
                  Attention: [        ]
                  Telecopy: [        ]

                  (b) if to TRW, to:

                  TRW Inc.
                  1900 Richmond Road
                  Cleveland, OH 44124 USA
                  Attention: Secretary
                  Telecopy: 216-291-7070

         All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (Cleveland, Ohio time) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         Section 7.2 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 7.3 Headings. The table of contents and the article, Section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         Section 7.5 Entire Agreement. This Agreement, the Ancillary Agreements, the Exhibits hereto and the Schedules hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

         Section 7.6 Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD

MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF OHIO APPLICABLE HERETO.

         Section 7.7 Resolution of Disputes. All disputes arising out of or relating to this Agreement or an Ancillary Agreement or the breach, termination or validity thereof or the parties’ performance hereunder or thereunder (“Dispute”) shall be resolved as provided by this Section 7.7.

                  (a) Negotiation of Disputes.

(i) Any party shall give the other party written notice of any Dispute. The parties shall attempt to resolve such Dispute promptly by negotiation between executive officers who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibilities for administration of this Agreement.

(ii) Within 15 days after delivery of the notice, the party receiving the notice shall submit to the other a written response. The notice and the response shall include: (A) a statement of each party’s position and a summary of arguments supporting that position and (B) the name and title of the executive officer who will represent that party and of any other person who will accompany the executive officer during the negotiations. Within 30 days after delivery of the disputing party’s notice, the executive officers of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.

                  (b) Arbitration.

(i) If the Dispute has not been resolved by executive officer negotiation within 45 days of the disputing party’s notice requesting negotiation, or if the parties fail to meet within 30 days from delivery of said notice, such Dispute shall on the demand of any party, be finally settled under the Rules of Arbitration of the Center for Public Resources (“CPR”) then in effect, except as modified herein or by mutual agreement of the parties.

(ii) The arbitration shall be held in Cleveland, Ohio. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language.

(iii) There shall be three arbitrators selected pursuant to the CPR rules from the CPR national and regional panels. All arbitrators shall be neutral, disinterested, independent and impartial.

(iv) In rendering an award, the arbitral tribunal shall be required to follow the substantive law of the jurisdiction designated by the parties herein. This arbitration agreement and any award rendered thereunder shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, 1958, and the Federal Arbitration Act, 9 USC § 1 et seq. The arbitral tribunal shall not be empowered to award damages in excess of compensatory damages except in the case of fraud, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute except in the case of fraud.

(v) The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties with regard to any claim or counterclaim submitted to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof.

(vi) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or to order the parties to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect. The parties hereby unconditionally and irrevocably submit to the non-exclusive jurisdiction of the state or federal courts located in Cleveland, Ohio for the purpose of any preliminary relief in aid of arbitration, or for enforcement of any award, and hereby waive any objection to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

                  (c) Notwithstanding the foregoing, any Dispute regarding the following is not required to be negotiated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality, infringement, misappropriation or misuse of any intellectual property right. The parties acknowledge that their remedies at law for such a breach or threatened breach would be inadequate and, in recognition of this fact, upon such breach or threatened breach, either party, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to immediately seek or obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         Section 7.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 7.9 Assignment. This Agreement may not be assigned by either party without the written consent of the other party, provided that this Agreement may be assigned without consent by either party to a person acquiring substantially all of the shares or assets of that party, or to a parent, controlled subsidiary or controlled affiliate, on condition that the assignee agrees to be bound by all of the terms and conditions of this Agreement. No such assignment shall relieve either party of any of its rights and obligations hereunder.

         Section 7.10 Fees and Expenses. Each party hereto shall be responsible for the fees and expenses incurred by it relating to the drafting, negotiation and enforcement of this Agreement, as well as any other advice sought in connection with this Agreement.

         Section 7.11 Binding Nature; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Except for the provisions of Article VI of this Agreement which are intended for the benefit of, and to be enforceable by, any of the applicable Indemnified Parties in their respective capacities as such, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 7.12 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         Section 7.13 No Right of Setoff. Neither party hereto nor any Affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of it Affiliates any amounts owed by such other party or its Affiliates to the first party or its Affiliates.

         Section 7.14 Currency. All monetary amounts mentioned or referred to herein are in United States dollars unless otherwise indicated.

         Section 7.15 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 7.16 Construction.

                  (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Schedules hereto and the Exhibits hereto) and not to any particular provision of this Agreement, and article, Section, paragraph, exhibit and schedule references are to the articles, Sections, paragraphs, and exhibits and schedules of this Agreement unless otherwise specified, (iii) the words “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified, (iv) the word “or” shall not be exclusive, and (v) Spinco and TRW will be referred to herein individually as a “party” and collectively as “parties” (except where the context otherwise requires).

                  (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  (c) Any reference to any federal, state, local or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

         Section 7.17 Confidentiality. TRW and Spinco each agrees to maintain the confidentiality of all non-public information relating to the other Party, its Affiliates or any third party that may be disclosed by a Party to the other Party in connection with the performance of the Services hereunder and to use such information solely for the purposes of providing or receiving the Services hereunder. This Agreement and all information that may be disclosed to a Party pursuant to this Agreement shall be subject to the terms of the confidentiality provisions in the Distribution Agreement, and such information shall be held in confidence by each Party and its representatives in accordance with the terms of the Distribution Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

TRW INC.

By:

Name: Title:

TRW AUTOMOTIVE INC.

By:

Name: Title: